Exhibit 10.2

EMPLOYEE COVENANT AGREEMENT

This EMPLOYEE COVENANT AGREEMENT (this “Agreement”) is made and entered into on December 17, 2019, by and between MJ FREEWAY, LLC, a Colorado limited liability Company (MJ Freeway, LLC, together with any entity controlled by, controlling, or under common control with, MJ Freeway, LLC, hereinafter referred to as “the Company”) and the undersigned employee (“Employee”).

RECITALS

A. Employee wishes to be employed by the Company to perform certain services for the Company and its customers.

B. The Company has and/or shall be disclosing information concerning the Company and its products, services, customers, clients and other proprietary, confidential and privileged information to Employee.

C. The Company has, and will, invest considerable amounts of time, effort and corporate resources in developing such valuable assets and that use of such information for Employee’s personal benefit and gain, or disclosure by Employee of such information to the public, shall cause irreparable harm, damage and loss to the Company.

D. The use or disclosure of such information to third parties by Employee in violation of this Agreement will have a direct, severe and adverse impact on the Company; and, therefore, the Company would not disclose such information to Employee, but for the covenants of Employee set forth herein.

E. Company does not wish to receive, either physically or the benefit of, any trade secrets or confidential information belonging to any other company or Employee’s former employer(s) and Employee agrees to not use or disclose any trade secrets or confidential material Employee may possess from a former employer in providing services to the Company.

NOW THEREFORE, in order to induce the Company to employ Employee or retain Employee in its employ and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Trade Secrets.

a. Definition of Trade Secrets. “Trade Secrets” shall mean and include any information relating, in whole or in part, to the business or financial affairs of the Company (whether written, oral, or electronically transmitted, stored, or recorded and whether prepared by the Company or its advisors or otherwise), which is furnished to Employee by or on behalf of the Company or is otherwise learned or acquired by Employee from the Company, whether furnished before or after the date of this Agreement, that is not generally known to or readily ascertainable by other persons or entities. Trade Secrets shall specifically include, but is not limited to: proprietary information, analyses, data, compilations, systems, processes, works of authorship, know-how, improvements, discoveries, developments, designs, techniques, computer programs, and technologies (including computer software), procedures, manuals (published and unpublished), studies, plans, and names and/or lists of customers; information concerning or relating, in whole or in part, to the finances, accounts, services, methods, suppliers, vendors or employees of the Company; and technical and non-technical information and materials relating to the Company and the services performed by the Company.

b. Confidentiality Obligation. Employee acknowledges that Employee has had and/or may have in the future, access to Trade Secrets. Accordingly, Employee acknowledges and agrees (a) Employee has not and will not, without the prior written approval of an authorized representative of the Company, except in the performance of his or her duties as an employee of the Company, or as specifically directed by an authorized representative of the Company, use or disclose to any person, corporation, firm, partnership or other entity whatsoever (except the Company), or any officer, director, stockholder, partner or associate of any such corporation, firm, partnership or entity, any Trade Secrets; and (b) that Employee has held and shall hold the Trade Secrets in confidence and not copy, publish or disclose to others or remove from the Company’s premises or allow any other party to copy, publish or disclose to others or remove from the Company’s premises in any form, any Trade Secrets without the prior written approval of an authorized representative of the Company. The obligations and restrictions set forth in this Section 1 shall survive expiration or termination of Employee’s employment with the Company for the maximum period allowable by law, including forever. The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other corporate rights, including those provided under copyright, corporate officer or director fiduciary duties, and trade secret and confidential information laws, including the Defend Trade Secrets Act (“DTSA”) and the Colorado Uniform Trade Secret Law.

c. Because the protection of Trade Secrets is of the highest priority for the Company and because the nature of the industry is such that wrongful competition by those that possess Company Trade Secrets would cause damage that would be difficult, if not impossible, to quantify, Employee agrees that during the term of Employee’s employment with Company and for a period of two (2) years following the termination of the Employee’s employment with the Company, regardless of how such termination was caused, Employee shall not (i) induce or attempt to induce any customer or client of the Employer to reduce or terminate such customer’s or client’s business with the Company; (ii) solicit or attempt to induce any of the Company’s employees that have knowledge of and have access to Company’s Trade Secrets to leave the employment of the Company; (iii) induce or attempt to induce any of the Company’s suppliers or vendors to reduce or terminate the business that they do with the Company; or (iv) render services or give advice to, or affiliate with (as employee, partner, consultant, or otherwise) or directly or indirectly own, manage, operate, control, or participate in the ownership, management, operation, or control of, any competitor or any division or business segment of any competitor located in any state or country of any Company client at the time Employee’s employment relationship with Company terminated. Employee and Company agree that an entity shall be deemed “competitive” with Company if a material part of its activities consist providing technological platforms and related resources for business and/or governmental operations and compliance, especially for medical or recreational marijuana-related businesses and/or governmental agencies, or that consults marijuana-related businesses and governmental entities on business operations and compliance, both pre-and-post licensure from seed to sale. Both Employee and Company agree that the provisions of this non-compete are reasonable as to geographical and time scope and that the provisions of this restrictive covenant are intended to protect Company’s Trade Secrets and are reasonably calculated to protect Company’s valuable Trade Secrets and protectable competitive advantages in the marketplace.

d. Employee represents and warrants that Employee shall not and has not used any trade secrets or confidential information belonging to a former employer and/or a competitor in conducting any work on behalf of Company. Employee agrees that no trade secrets or confidential information belonging to a competitor and/or Employee’s former employer shall be used for the benefit of Company or in the commission of Employee’s duties for the Company. Employee agrees to indemnify and hold the Company harmless for any and all claims made against the Company for misappropriation of trade secrets or confidential information or for breach of any related agreement made by Employee’s former employer related to Employee’s employment with Company.

2.	Ownership of Intellectual and Other Property.

a. Return of the Company Property. After the termination of Employee’s employment with the Company, or at any earlier time upon Company’s request, for any reason, Employee shall not retain, without the written consent of the Company, and shall promptly deliver to the Company all personal property and the originals and all copies or other forms (whether in electronic form or otherwise) of any magnetic media, papers, files, or other documents and any other property belonging to the Company (“Property”), which Property is in the possession, custody, or control of Employee. All other magnetic media, papers, files, documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by Employee or for Employee, whether or not in the possession, custody, or control of Employee, shall remain the exclusive property of the Company. Moreover, Employee shall not reverse-engineer, re-engineer, decompile or disassemble, or attempt to reverse-engineer, re-engineer, decompile or disassemble, or otherwise tamper in any way with, the Property of the Company. In addition, Employee shall permanently remove all Trade Secrets from any device which may not belong to the Company but which is in Employee’s possession or under Employee’s control. The Company reserves the right, to the extent permitted by law and in addition to any other remedy the Company may have, to deduct from any monies otherwise payable to Employee the value of the Company Property which Employee wrongfully retains in his or her possession after such termination. In the event that the law of any jurisdiction would require the consent of Employee for such deductions, this Agreement shall serve as such consent.

b. Developments. “Development” means any invention, discovery, improvement, process, development, design, know-how, idea, data, logo, trademark, service mark, or work of authorship (in each case, whether or not patentable or registrable under patent, copyright, trademark, or similar statutes). “Develop” means to conceive, create, develop, assemble, reduce to practice, or, in the case of works of authorship, fix in a tangible medium of expression. Attached hereto as Exhibit A is a complete list of all Developments that Employee Developed prior to his or her employment with Company that relate in any way to any of Company’s existing or proposed businesses, products or research and development and to which Employee claims ownership as of the date of this Agreement (each a “Prior Development”), and Employee acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, Employee represents that he or she has no Prior Developments.

c. Works of Authorship. Employee acknowledges that any works of authorship resulting from services performed by Employee for the Company, whether from services performed prior to or after the date of this Agreement, including any works in progress, constitute works-for- hire and Employee and the Company agree that the Company shall be deemed the sole owner of any and all rights of whatever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner that the Company determines in its sole discretion without any further payment to Employee whatsoever. The term “works of authorship” shall include, but not be limited to, any source codes, object codes and any other information stored in digital format resulting from any work performed by Employee.

d. Work-Product. Employee agrees to promptly disclose to the Company in writing the nature of all “Work Product.” For purposes of this paragraph, the term “Work Product” shall mean any invention, improvement, know-how, data, design, process, development, logo, trademark, service mark, work of authorship, discovery or idea (whether or not patentable or registrable under patent, copyright, trademark or similar statutes) generated, conceived, created, developed, reduced to practice, or, in the case of works of authorship, fix in a tangible medium of expression, by Employee, alone or in conjunction with others, during the period of time of Employee’s employment with the Company, whether during the period prior to or after the date of this Agreement. Any Work Product shall be the exclusive property of the Company and is hereby assigned to the Company.

i. Employee agrees that if, in the course of performing services for the Company, Employee incorporates into any works of authorship or Work Product developed hereunder any invention, improvement, development, concept, discovery of or other proprietary information owned by Employee or in which Employee has an interest, Employee shall notify the Company in advance and obtain the Company’s prior written consent, and the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such works of authorship or Work Product. The failure of Employee to so notify the Company in advance of such inclusion shall be conclusive evidence that such Work Product is the Company’s and Employee shall have no further rights thereto. Employee agrees that he or she will not, without Company’s prior written consent, incorporate into any Work Product any software code licensed under the GNU General Public License, the GNU Lesser General Public License or any other “open source” or other license in a manner that (a) could require, or could condition the use or distribution of any Work Product on, the disclosure, licensing, or distribution of any source code for any portion of any Work Product, or (b) could otherwise impose any limitation, restriction, or condition on the right or ability of Company to use or distribute any Work Product.

ii. If, for any reason, any of such works of authorship or Work Product shall not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under this Section 2, then Employee hereby irrevocably assigns, and agrees to irrevocably assign, any and all of Employee’s rights, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed by Employee while employed by the Company and the Company shall have the right to use the same in perpetuity in any manner that the Company determines without any further payment to Employee whatsoever. Employee shall, from time to time, as may be requested by the Company, do any and all things which the Company may deem useful or desirable to establish or document the Company’s exclusive ownership of any and all rights in any such works of authorship or Work Product and proceeds thereof, including, without limitation, sign all documents, do all things, and supply all information that the Company may deem necessary or desirable to (i) transfer or record the transfer of Employee’s entire right, title and interest in any works of authorship or Work Product and (ii) enable the Company to obtain patent, copyright or trademark protection for any works of authorship or Work Product anywhere in the world (specifically including the execution and delivery to the Company of appropriate copyright and/or patent applications or assignments). To the extent that Employee has rights in any such works of authorship or Work Product that cannot be assigned in the manner described above, Employee agrees unconditionally and irrevocably not to enforce any such rights. This Section 2.d is subject to, and shall not be deemed to limit, restrict, or constitute any waiver by the Company of any rights of ownership to which the Company is entitled by operation of law notwithstanding the foregoing.

iii. Employee agrees that all works of authorship and Work Product performed for the Company shall be his or her own and shall not infringe or violate any copyright, trademark, trade secret, patent or other intellectual property right of any third party.

iv. The obligations of this Section 2 shall continue beyond the termination of Employee’s employment with the Company, for any reason, with respect to the Company Property, works of authorship and Work Product and shall be binding upon assigns, executors, administrators and other legal representatives of Employee.

3.	Costs of Enforcement. In the event a court of competent jurisdiction determines that Employee has breached any of the foregoing covenants contained in this Agreement, Employee shall pay all costs of enforcement of these provisions, including, but not limited to, court costs and reasonable attorney’s fees including those costs and fees incurred on appeal.

4.	Assignment. This Agreement may not be assigned by Employee. Company may, without Employee’s consent, assign this Agreement and Company’s rights and obligations under this Agreement in connection with the merger or consolidation of the Company, the sale of all or a portion of its assets, or the sale or transfer of a controlling or majority interest in the Company ownership. If assigned, Employee agrees to execute such other agreements or modifications thereof in such form and substance reasonably satisfactory to the Company which acknowledges the terms and validity of this Agreement for the Assignee’s benefit.

5.	Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or otherwise unenforceable, such provision shall not impair, affect or invalidate the remainder of this Agreement. In such event, Employee consents to the substitution for the unenforceable provision or portion thereof a valid provision that approximates the intent and effect of the unenforceable provision or portion.

6.	Notice. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) when deposited in any United States postal facility, with sufficient postage affixed, for delivery by registered or certified mail, return receipt requested to the address of the intended recipient or (b) when actually received by the intended recipient if delivered by hand delivery, nationwide air courier, telecopy or other form of facsimile transmission. Any such notice to be mailed to the Company at its principal office. Any such notice to be mailed to Employee shall be addressed to such party at such party’s last known address appearing in the Company’s records. Any party may change the address at which he or it is to receive a notice by giving notice of such change pursuant to the terms hereof.

7.	Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the employment of Employee and supersedes all prior understanding and agreements, whether written or oral, with respect thereto. The terms and provisions hereof shall inure to and be binding upon the parties hereto as well as their respective personal representatives, heirs, successors and assigns, but only to the extent assignable pursuant to the provisions hereof.

8.	Modification or Amendment. This Agreement or any part thereof may be modified or amended, superseded, renewed or extended only by written instrument signed by both the Company and Employee. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and any single or partial exercise of any right, power or privilege hereunder shall not preclude any other further exercise of any other right, power or privilege.

9.	Governing Law. This Agreement shall be governed and construed under the laws of the state of Colorado.

10.	No Breach of Other Rights or Obligations. Employee represents and warrants that: (a) Employee has all right, power and authority necessary to enter into and perform this Agreement, including without limitation to grant the license described in Section 2(d)(i) above; (b) the performance of the terms of this Agreement does not and will not breach any agreement to which Employee is a party or by which Employee is bound, including without limitation any agreement to keep in confidence or not to use any confidential or proprietary information of any third party (including without limitation any current or prior employer of Employee); and (c) Employee has not and will not use in Employee’s employment with Company any non-public materials or documents of a former employer or any other person or entity, unless Employee has obtained express written authorization from such person or entity for their possession and use. Employee agrees to indemnify and hold harmless Company and its officers, directors, employees and agents for any breach of this Section 12.

11.	Injunctive Relief. Employee acknowledges that his or her services are, and that the Proprietary Information is, special, unique, and unusual. Employee recognizes that if he or she breaches this Agreement, money damages would not reasonably or adequately compensate Company for any loss caused by such breach. Accordingly, if Employee breaches this Agreement, he or she recognize and consent to Company’s right to seek injunctive relief to force Employee to abide by the terms of this Agreement, without the necessity of posting a bond in seeking such relief. Company also will have the right to recover damages or pursue any other remedy permitted by law if Employee breaches this Agreement.

12.	At-Will Employment. Employee agrees and understands that his or her employment is “at-will,” meaning that it is not for any specified period of time and can be terminated by Employee or by his or her employer at any time, with or without advance notice, and for any or no particular reason or cause. Employee agrees and understands that it also means that job duties, title and responsibility and reporting level, compensation and benefits, as well as the Company’s personnel policies and procedures, may be changed at any time at-will by the Company. Employee understands and agrees that nothing about the fact or the content of this Agreement is intended to, nor should be construed to, alter the at-will nature of Employee’s employment.

13.	DTSA Notice. Pursuant to the DTSA, MJ Freeway provides this notice Employee has immunity for the confidential disclosure of a trade secret when reporting a suspected violation of law to the government or when making a disclosure in a lawsuit alleging retaliation, provided that such disclosure is made in accordance with the DTSA. Employee will not be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

In addition, if Employee files a retaliation lawsuit against MJ Freeway for reporting a suspected violation of law, Employee may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if (i) Employee files a document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. Employee acknowledges that by virtue of this immunity notice being provided to Employees in this Agreement, MJ Freeway may pursue exemplary damages or attorneys’ fees if MJ Freeway brings an action against Employee for disclosure of its trade secrets other than as permitted under the DTSA.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on December 17, 2019.

THE COMPANY:		EMPLOYEE:

MJ FREEWAY, LLC

By:	/s/ Jessica Billingsley	By:	/s/ John Fowle

EXHIBIT A

Prior Developments

☒	No Prior Developments.

☐	See below: